Exhibit 99

Host America Announcement

Hamden, CT, September 8, 2005 – Host America Corporation (NASDAQ-CAFE) announced today that on September 8, 2005, Host America Corporation (the “Company”) received notice that the Nasdaq Listing Qualification Panel has determined to delist the Company’s common stock and warrants from the Nasdaq Stock Market, effective with the open of business on September 12, 2005, under Nasdaq Marketplace Rules 4300 and 4330(a)(3).  At this time, the Company has not yet determined whether it will seek review of this decision by the Nasdaq Listing and Review Council.

The Host America Corporation provides customized energy management and conservation solutions for commercial, industrial and real estate customers.  The Company’s food management business provides outsource food management on a long-term contract basis for corporations, schools, Meals on Wheels, and Head Start programs.  The Company employs approximately 524 employees and is headquartered in Hamden, CT.  The Company’s website is www.hostamericacorp.com.

"Safe Harbor" statement under the Private Securities Litigation reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include the expected revenues and sales of products and revenues related to this announcement. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's entry into a new commercial food and energy markets that require the company to develop demand for its products, its ability to access the capital markets and other risks described in the Company's Securities and Exchange Commission fillings.